                                                                   EXHIBIT 10.16


[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION]

                       RESEARCH AND DEVELOPMENT AGREEMENT

         THIS RESEARCH AND DEVELOPMENT AGREEMENT dated July 1, 1992 (the "Agreement"), is made by and between BIOSITE DIAGNOSTICS INCORPORATED, a Delaware corporation, with principal offices at 11030 Roselle Street, Suite D, San Diego, California 92121 ("Biosite"), and IXSYS, INC., a Delaware corporation, with principal offices at 3550 General Atomics Court, Suite L-103, San Diego, California 92121 ("Ixsys").

                                   BACKGROUND

         Biosite has expertise and proprietary rights in technology relating to immunochemistry and, more particularly, to biochemical techniques for antibody screening and immunoassay procedures. Biosite also has expertise relating to chemical techniques for the development of immunogens and conjugates useful as antibody targets for the production of, e.g., monoclonal antibodies. Ixsys has complementary technology and expertise for the production of antibodies. Both parties wish to share their respective antibody technologies for their mutual benefit.

                              TERMS AND CONDITIONS

         NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants set forth below, the parties hereby agree as follows:

         1.       Definitions

                  1.1 "Biosite Antibodies" means collectively those immunoglobulin-based molecules developed and produced by or on behalf of Biosite, without the use of Ixsys Technology or Ixsys Improvements other than Ixsys cloning or expression vectors, such immunoglobulin-based molecules including, but not limited to, [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION].

                  1.2 "Biosite Improvement(s)" is any technology developed by either or both parties on or before the fifth anniversary of the Effective Date and that represents an improvement of Biosite Technology.

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                  1.3 The "Biosite Project Manager" is Dr. Gunars Valkirs, the
Biosite scientist assigned to the Collaborative Project. The Biosite Project Manager may be changed from time to time by designation of the President of Biosite, which change shall be communicated in writing to Ixsys.

                  1.4 "Biosite Technology" means all technology, and patent rights thereto, reduced to practice and owned by Biosite or to which Biosite has rights, now or in the future before the fifth anniversary of the Effective
Date, relating (a) to the immunoassay screening of monoclonal antibodies, (b) to the chemical modifications of haptens to make antibody targets, (c) to methods for coupling haptens and proteins with proteins and solid phase components, and (d) to immunoassay methods, including but not limited to the technology described generally on Schedule 1.4A, all to the extent and only to the extent that Biosite now has, or hereafter before the fifth anniversary of the Effective Date will have, the right to grant licenses, immunities or other rights, thereunder, but excluding the specific chemical modifications and compositions as described on Schedule 1.4B.

                  1.5 "Collaborative Biosite Antibodies" means, collectively,
(a) those immunoglobin-based molecules (including, but not limited to [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] identified after the Effective Date by Biosite using Ixsys Technology or Ixsys Improvements, and (b) those modified Biosite Antibodies of which the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] after the Effective Date by Biosite using Ixsys Technology or Ixsys Improvements.

                  1.6 "Collaborative Project" means the project to clone and express Collaborative Biosite Antibodies as described generally on Schedule 1.6.

                  1.7 "Collaborative Project Period" means the period commencing on the Effective Date and continuing until the second anniversary thereof, unless earlier terminated as provided in the Agreement.

                  1.8 "Effective Date" means July 1, 1992.

                  1.9 "Immunoassay Field" means the manufacture or use of all in vitro diagnostic immunoassays.

                  1.10 "Ixsys Improvements(s)" is any technology and patents thereto for use in the Immunoassay Field, developed by either or both parties on or before the fifth anniversary of the Effective Date and that represents an improvement of Ixsys Technology.

                  1.11 The "Ixsys Project Manager" is William D. Huse, the Ixsys scientist assigned to the Collaborative Project. The Ixsys Project manager may be changed from time to time by designation of the President of Ixsys, which change shall be communicated in writing to Biosite.

                  1.12 "Ixsys Technology" means all technology, and patent rights thereto, reduced to practice and owned by Ixsys or to which Ixsys has rights, now or in the future before the fifth anniversary of the Effective Date, that relates to methods, techniques, materials or compositions (a) for developing and screening combinatorial [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] libraries for use in the Immunoassay Field, and
(b) for producing and screening [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] for use in the Immunoassay Field, [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION], including, but not limited to, those patents and patent applications listed on attached Schedule 1.12, together with all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications, all to the extent and only to the extent that Ixsys now has, or hereafter before the fifth anniversary of the Effective Date will have, the right to grant licenses, immunities or other rights thereunder.


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                  1.13 "Libraries" means heavy and light chain antibody gene libraries and combinatorial libraries, including DNA constructs, created (a) solely by Ixsys under the Collaborative Project, (b) jointly by Ixsys and Biosite under the Collaborative Project or (c) solely by Biosite after the term of the Collaborative Project.

                  1.14 "Net Sales" means, with respect to any Product, the invoiced sales price of such Product billed to independent third party customers, less (a) to the extent such amounts are included in the invoiced sales price, actual credit allowance to such customers for spoiled, damaged, out-dated and returned Product; (b) actual freight and insurance costs incurred in transporting such Product to such customers; (c) quantity and other trade discounts actually allowed and taken; (d) sales, value-added and other direct taxes incurred; (e) customs duties and surcharges and other governmental charges incurred in connection with the exportation or importation of such product in final form and (f) legally mandated rebates.


                  1.15 "Novel Product" means those Products which are within the scope of one or more claims under Patent Rights, which claims cover (a) a diagnostic assay having a format that would not be feasible at the time the format was identified or reduced to practice with then-existing technology - other than Ixsys Technology or Ixsys Improvements ("Novel Assay Products"), or
(b) a Collaborative Biosite Antibody actually identified using Ixsys Technology or Ixsys Improvements for a target antigen or hapten which is not being assayed at the time such Collaborative Biosite Antibody is first identified ("Novel Target Products"). Any disagreements concerning whether a Product constitutes a Novel Product shall be subject to the arbitration provisions of
Section 15.7 below.

                  1.16 "Patent Rights" shall mean (a) all patents and patent applications heretofore or hereafter filed or having legal force in any country, owned by or licensed to a party or to which such party otherwise acquires rights, having one or more claims covering Ixsys Technology or Ixsys Improvements, on the one hand, or Biosite Technology or Biosite Improvements, on the other hand as the case may be, and (b) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications.


                  1.17 "Future Ixsys Patent Rights" shall mean (a) all patents and patent applications hereafter filed or having legal force in any country, owned by or licensed to Ixsys or to which Ixsys otherwise acquires rights, having one or more claims covering technology for use in the Immunoassay Field, developed from the fifth anniversary of the Effective Date to the


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expiration or earlier termination of the Agreement that represents an improvement of either Ixsys Technology or Ixsys Improvements, and (b) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications.

                  1.18 "Product" means (a) all Collaborative Biosite Antibodies and all Assignee Antibodies, (b) all assays, assay kits, other diagnostic kits or test configurations, the manufacture, sale or use of which utilizes or contains one or more Collaborative Biosite Antibodies and/or Assignee Antibodies and (c) all Novel Products.


                  1.19 "Royalty Period" means the period commencing on the Effective Date and continuing until the twentieth anniversary of the Effective Date; provided, however, that in the event of a Biosite Assignment, the period shall continue until the last to expire patent within (1) those Ixsys Patent Rights or (ii) Future Ixsys Patent Rights, provided one or more valid claims of such patent would be infringed by the making, using or selling of an Assignee Antibody as provided herein.



                  1.20 "Assignee Antibodies" means those Collaborative Biosite Antibodies and those Biosite Antibodies developed or made by Biosite or Biosite's assignee using Ixsys cloning or expression vectors, wherein at the date of a Biosite Assignment, such antibodies have not been sold previously by Biosite hereunder and/or have not been disclosed in a Biosite FDA submission in the Immunoassay Field.


                  1.21 "Biosite Assignment" means the consummated assignment of this Agreement by Biosite to a third party assignee, directly or indirectly, and in accordance with Section 15.3 below.

         2.       Collaborative Project

                  2.1 Research and Development. Ixsys and Biosite each shall conduct their respective duties under the Collaborative Project in good scientific manner, and in compliance in all material respects with all requirements of applicable laws and regulations and all applicable good laboratory practices to attempt to achieve the objectives of the Collaborative Project efficiently and expeditiously. Ixsys and Biosite each shall proceed diligently with their respective duties under the Collaborative Project by using their respective good faith efforts to provide sufficient time, effort, equipment and facilities to carry out the Collaborative Project, and use of personnel with sufficient skills and experience as are required to accomplish the objectives of the Collaborative Project.

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                  2.2        Collaborative Objectives.

                             2.2.1 Collaborative Biosite Antibodies.
Biosite shall use its commercially reasonable efforts to develop and commercialize Collaborative Biosite Antibodies.

                             2.2.2  Biosite Research and Development Duties.
Biosite shall be primarily responsible for performing the work associated with achieving Objectives 1-3 on Schedule 1.6, together with the assistance of such Ixsys personnel as designated by the Ixsys Project Manager and reasonably requested by Biosite.

                             2.2.3 Ixsys Research and Development Duties.
Ixsys shall be primarily responsible for performing the work associated with achieving Objectives 4-6 on Schedule 1.6 together with the assistance of such Biosite personnel as designated by the Biosite Project Manager and reasonably requested by Ixsys.

                             2.2.4         Reimbursement for Certain Biosite
Expenses. Biosite shall reimburse Ixsys for the cost of all disposable and reagent materials used by Biosite personnel while working at Ixsys. Such reimbursement shall be quarterly and based on reasonable acceptable business records made available to Biosite upon request, which records shall include, among other things, invoices for the disposable and reagent materials. All reimbursements shall be paid by Biosite within thirty (30) days of receipt of a quarterly invoice from Ixsys, which invoice must be mailed to Biosite within sixty (60) days of the end of each calendar quarter to avoid forfeiture of the reimbursements for that quarter.

                             2.2.5 Reimbursement for Certain Ixsys
Expenses. Ixsys shall reimburse Biosite for the cost of all disposable and reagent materials used by Ixsys personnel while working at Biosite. Such reimbursement shall be quarterly and based on reasonable acceptable business records made available to Ixsys upon request, which records shall include, among other things, invoices for the disposable and reagent materials. All reimbursements shall be paid by Ixsys within thirty (30) days of receipt of a quarterly invoice from Biosite, which invoice must be mailed to Ixsys within sixty (60) days of the end of each calendar quarter to avoid forfeiture of the reimbursement for that quarter.

                             2.2.6 Compensation of Personnel.  Each of
Ixsys and Biosite shall be solely responsible for the payment of all salary and other compensation of their respective personnel.

                  2.3 Insurance. Biosite shall maintain product liability insurance with respect to the development, manufacture

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and sales of Products by Biosite in such amount as is customary in the industry for other companies engaged in similar activities. Ixsys shall be named as an additional insured on any such insurance policies. Biosite shall maintain such insurance for so long as it continues to develop, manufacture or sell any Products, and thereafter for so long as Biosite maintains insurance for itself covering such development, manufacture or sales.

                  2.4        Records and Reports

                             2.4.1 Records. Each party shall maintain complete
records, in sufficient detail and manner as the Ixsys Project Manager and the Biosite Project Manager mutually shall determine, and in good scientific manner for patent purposes, which shall be complete and accurate and shall fully and properly reflect all work done by such party and results achieved in the performance of the Collaborative Project (including all data in the form required under all applicable laws and regulations).

                             2.4.2 Inspection of Records. Each party shall have
the right, during normal business hours and upon reasonable notice, to inspect and copy all such records of the other party regarding work performed under the Collaborative Project. Each party shall maintain such records and the information of the other party contained therein in confidence in accordance with Section 9 below, and shall not use such records or information except to the extent otherwise permitted by the Agreement.

                             2.4.3 Quarterly Development Reports. Within thirty
(30) days following the end of each calendar quarter during the Collaborative Project Period, Biosite shall prepare and deliver to Ixsys a reasonably detailed written summary report which shall (a) describe the work performed to date under the Collaborative Project, (b) evaluate the work performed in relation to the objectives of the Collaborative Project and (c) state any determinations of Biosite regarding the nature and extent of future research and development activities under the Collaborative Project.

                             2.5 Term of Collaborative Project. The
Collaborative Project shall continue for the duration of the Collaborative Project Period unless terminated earlier as provided below.

         3.       Exchange of Information

                  3.1 Ixsys Technology. During the Collaborative Project Period, Ixsys shall provide to Biosite, on a continuing basis as it becomes available, such information, training and technical assistance regarding Ixsys Technology and Ixsys

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Improvements as reasonably necessary to enable Biosite to perform its duties under the Collaborative Project, to achieve the objectives of the Collaborative Project and to manufacture, use and sell Products and Biosite Antibodies.

                  3.2 Biosite Technology. During the Collaborative Project Period, Biosite shall provide to Ixsys, on a continuing basis as it becomes available, hybridomas producing Biosite Antibodies, and such information, training and technical assistance regarding Biosite Technology and Biosite Improvements as reasonably necessary to enable Ixsys to perform its duties under the Collaborative Project, to achieve the objectives of the Collaborative Project, as reasonably necessary for the use of such Biosite Antibodies or as useful for the practice of Ixsys Technology.

                  3.3 Improvements. From the Effective Date to the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] thereof, Ixsys and Biosite, as applicable, shall provide to the other party all information regarding Biosite Improvements developed by Ixsys and Ixsys Improvements developed by Biosite.

                  3.4 Availability of Employees. During the Collaborative Project Period, each party shall make its employees (designated by the Ixsys Project Manager or the Biosite Project Manager, as the case may be) and relevant reports of nonemployee consultants available, at no cost to the other party, upon reasonable notice during normal business hours, at their respective places of employment to consult with the other party, regarding use of the Ixsys Technology or Ixsys Improvements, or the Biosite Technology or Biosite Improvements, as the case may be, on issues arising during the Collaborative Project, and in connection with any request from any regulatory agency (including regulatory, scientific, technical and clinical testing issues).

         4.       Ownership of Technology and Improvements

                  4.1 Ixsys Technology. Ixsys is, and at all times hereafter shall be, the sole and exclusive owner or licensee of all Ixsys Technology and all Ixsys Improvements, whether conceived or developed solely by Ixsys personnel, solely by Biosite personnel or jointly by Ixsys and Biosite personnel. Biosite shall assign to Ixsys any rights which it has or obtains in all Ixsys Technology and Ixsys Improvements.

                  4.2 Biosite Technology. Biosite is, and at all times hereafter shall be, the sole and exclusive owner or licensee of all Biosite Technology and all Biosite Improvements, whether conceived or developed solely by Biosite personnel, solely by Ixsys personnel or jointly by Biosite and Ixsys

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personnel. Ixsys shall assign to Biosite any rights which it has or obtains in all Biosite Technology and Biosite Improvements.

                  4.3 Biosite Antibodies and Libraries. Subject to the ownership rights set forth in Sections 4.1 and 4.2 above, Biosite is, and at all times hereafter shall be, the sole and exclusive owner of all Biosite Antibodies, Collaborative Biosite Antibodies and all Libraries. Ixsys is not granted any right to use or sell Biosite Antibodies, Collaborative Biosite Antibodies or Libraries, unless expressly provided under the Agreement.

         5.       Patents

                  5.1 Patents. The decision as to whether to seek patent protection, including the decision as to whether to file applications for patent term extension, and the decision as to where to seek and maintain such protection shall be in the sole discretion of (a) Ixsys with respect to Ixsys Technology, Ixsys Improvements and Future Ixsys Patent Rights, and (b) Biosite with respect to Biosite Technology, Biosite Improvements, Biosite Antibodies, Collaborative Biosite Antibodies and Libraries. Except as expressly set forth in this Section 5.1, each party shall manage the filing, prosecution and maintenance of, and shall bear all costs incurred in connection with, the filing, prosecution and maintenance of its own patent applications and patents. Each party shall cause its employees and agents to take all actions and to execute, acknowledge and deliver all instruments or agreements reasonably requested by the other party, and necessary for the perfection, maintenance or enforcement of the other party's rights as set forth above.

                  5.2 Notification of Infringement. Each party shall notify the other party of any infringement known to such party of any Patent Rights of the other party and shall provide the other party with the available evidence, if any, of such infringement.

                  5.3 Enforcement of Patent Rights. If Ixsys or Biosite has actual notice of infringement of Patent Rights in the Immunoassay Field, the respective officers of Ixsys and Biosite shall confer to determine in good faith an appropriate course of action to enforce such Patent Rights or otherwise abate the infringement thereof. Ixsys, at its sole expense, shall have the right to determine the appropriate course of action to enforce Ixsys Patent Rights or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce Ixsys Patent Right, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to Ixsys Patent Rights, and shall consider, in good faith, the interests of Biosite in so

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doing. All monies recovered upon the final judgment or settlement of any action undertaken by Ixsys to enforce Ixsys Patent Rights shall be retained by Ixsys. Biosite, at its sole expense, shall have the right to determine the appropriate course of action to enforce Biosite Patent Rights or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce Biosite Patent Rights, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to Biosite Patent Rights, and shall consider, in good faith, the interests of Ixsys is doing so. All monies recovered upon the final judgment or settlement of any action undertaken by Biosite to enforce Biosite Patent Rights shall be retained by Biosite; provided, however, that in the event of a Biosite Assignment, after reimbursement of costs from the litigation Biosite's assignee shall pay to Ixsys royalties under Sections 7.1 and 7.2 below on all monies representing royalty-bearing sales of Products or Biosite Antibodies recorded after the assignment, or royalties or other fees from third parties on sales of Biosite Antibodies developed or made using Ixsys cloning or expression vectors and Collaborative Biosite Antibodies in accordance with Section 6.3 below. Notwithstanding the foregoing, Ixsys and Biosite shall fully cooperate with each other in the planning and execution of any action to enforce the other party's Patent Rights.

         6.       Licenses


                  6.1 License Grant to Ixsys. Biosite grants a worldwide nonexclusive license to Ixsys (a) to make, have made, use and sell those Biosite Antibodies and Collaborative Biosite Antibodies identified prior to the fifth anniversary of the Effective Date and which may be useful in the practice of Ixsys Technology and Ixsys Improvements, but specifically excluding antibodies directed to the targets identified in Schedule 1.4B, and (b) to use Biosite Technology and Biosite Improvements, including the right to grant sublicenses (on the terms and subject to the conditions of the Agreement) to the extent it may be useful in the practice of Ixsys Technology and Ixsys Improvements. This license to Ixsys shall not permit the use of Biosite Antibodies, Collaborative Antibodies, Biosite Technology or Biosite Improvements by Ixsys or its sublicensees in commercial in vitro diagnostic products or their manufacture.


                  6.2 License Grant to Biosite. Ixsys grants to Biosite a worldwide nonexclusive license under the Ixsys Technology and the Ixsys Improvements, without the right to grant further sublicenses, (a) to make, use or sell Products in the Immunoassay Field and (b) to make Biosite Antibodies solely for use in the Immunoassay Field.


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                  6.3 Third Party Sale or Production. Notwithstanding anything to the contrary in this Agreement, Biosite shall have the right, in connection with the sale to a third party of Biosite Antibodies or Collaborative Biosite Antibodies, to grant to such third party the right to produce and sell such Biosite Antibodies and Collaborative Biosite Antibodies from hosts provided by Biosite; provided, however, that any such third party shall have no right, title or license under the Ixsys Technology or the Ixsys Improvements.



                  6.4 Third Party Licenses. If, on or before the fifth anniversary of the Effective Date, any third party grants or assigns to Ixsys any rights in the Immunoassay Field which constitute Ixsys Technology or Ixsys Improvements, or grants or assigns to Biosite any rights in the Immunoassay Field which constitute Biosite Technology or Biosite Improvements, then Ixsys or Biosite, as the case may be, shall grant a sublicense under such rights to the other party at the option of the other party, to the extent that Ixsys or Biosite, as the case may be, has a right under, and on such terms and conditions as provided by, such third party agreement to grant such sublicense. For example, Ixsys hereby sublicenses Biosite under the agreement between Ixsys and Stratacyte Corporation effective November 7, 1991, a copy of which is attached hereto as Appendix A.


                  6.5        Biosite License Options.


                  6.5.1 If Ixsys elects in its sole discretion to broadly license (in terms of number of intended licensees) a Future Ixsys Patent Right, Biosite shall have the option to obtain a world-wide non-exclusive license from Ixsys under such Future Patent Rights, without the right to grant further sublicenses, (a) to make, use, or sell Products in the Immunoassay Field and (b) to make Biosite Antibodies for use solely in the Immunoassay Field, on such terms and conditions as the parties mutually shall agree. If Ixsys grants a license under any Future Ixsys Patent Right to any third party (other than an Affiliate of Ixsys) at a royalty rate or on other financial terms more favorable to such third party than those set forth in the license granted to Biosite under this Section 6.5.1, Ixsys promptly shall notify Biosite thereof. If Biosite gives written notice to Ixsys of its election to substitute the more favorable financial terms within thirty (30) days of Ixsys's notice to Biosite, then the license granted to Biosite under this Section 6.5.1 automatically shall be amended and adjusted to include all of the financial terms and conditions (including all less favorable terms and conditions) of such third party license taken as a whole.



                  6.5.2 If the parties mutually agree, Ixsys shall produce, for use by Biosite solely in the Immunoassay Field, such heavy and light chain antibody gene libraries and combinatorial libraries on such terms and conditions as the parties mutually shall agree.


                  6.6 Ixsys License Options. The parties hereby agree

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to negotiate in good faith a separate license agreement covering the making, using or selling by Ixsys of Collaborative Biosite Antibodies for therapeutic indications on reasonable royalty rates and other terms and conditions.

         7.       Royalties


                  7.1 Royalty Rate. In consideration for the license granted to Biosite herein, during the Royalty Period, Biosite shall pay to Ixsys a single royalty on any Product equal to (a) with respect to all Products, the lesser of
(i) [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per each different Collaborative Biosite Antibody in a Product sold by Biosite to third parties, or (ii) [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per each different target to which more than one Collaborative Biosite Antibody is directed in each assay in a Product sold by Biosite to third parties; or (b) if greater in any calendar year with respect to Novel Products only, [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]of Net Sales of Novel Target Products or with respect to Novel Assay Products: (i) [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of Net Sales of Novel Assay Products up to [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] in any calendar year, (ii) [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of Net Sales of Novel Assay Products in excess of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] and up to [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] in any calendar year, (iii) [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of Net Sales of Novel Assay Products in excess of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] and up to [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] in any calendar year, and (iv) [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of Net Sales of Novel Assay Products in excess of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] in any calendar year. Notwithstanding anything to the contrary in this Section 7.1, Biosite shall pay to Ixsys [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of that portion of royalties and other fees actually received by Biosite and specifically attributable to the use or sale by a third party, in accordance with Section 6.3, of Collaborative Biosite Antibodies or those Biosite Antibodies developed or made by Biosite using Ixsys cloning or expression vectors. The determination of the attributable portion of royalties and fees in a third party agreement shall be made in accordance with generally accepted accounting principles. No royalty shall accrue to Ixsys hereunder with respect to Biosite's or a third party's manufacture, use or sale of Biosite Antibodies produced from


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hybridomas or otherwise without use of Ixsys Technology and Ixsys Improvements.


                  7.2 Assignee Royalty Rate. In the event of a Biosite Assignment, Biosite's assignee shall pay to Ixsys on Assignee Antibodies during the Royalty Period and instead of the royalty specified in Section 7.1(a) above, but subject to the provisions of Section 7.1(b) above, a single royalty equal to: the greater of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of Net Sales of Products containing Assignee Antibodies or (ii) [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of the Net Sales, wherein Net Sales for combination Products containing more than one different antibody shall be calculated by applying to the Net Sales (as defined in Section 1.14) of the combination Products a fractional multiplier having as its numerator the number of different Assignee Antibodies in the combination Product and as its denominator the total number of different antibodies utilized in the combination product. All other provisions of Section 7.1 shall remain in full force and effect.



                  7.3 Royalty Reports. For each calendar quarter during the Royalty Period, Biosite shall furnish to Ixsys a quarterly written report showing in reasonably specific detail (a) the gross sales of all Products sold by Biosite and its sublicensees during the reporting period, (b) the number and composition of Collaborative Biosite Antibodies in the Products, (c) the calculation of Net Sales from gross sales (if applicable), and (d) the calculation of royalties payable to Ixsys which shall have accrued hereunder based upon sales of Products, (e) the gross sales of Biosite Antibodies developed or made using Ixsys cloning or expression vectors and Collaborative Biosite Antibodies by third parties in accordance with Section 6.3, (f) the calculation of royalties and other fees actually received by Biosite in connection with the use or sale thereof by third parties, and (g) the calculation of royalties to Ixsys which shall have accrued hereunder based upon the use or sale thereof by third parties. Such royalty reports shall be due on the sixtieth (60th) day following the close of each calendar quarter Biosite shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.


                  7.4 Payment Terms. All royalties shown to have accrued by each royalty report provided for under Section 7.3 above shall be due and payable on the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date.

                  7.5        Minimum Royalties.

                             7.5.1 On the Effective Date and on the first day of
each January thereafter, Biosite shall pay to Ixsys minimum annual royalties for each calendar year equal to [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] in connection with the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] constituting part of the Ixsys Technology, and [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] in connection with the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] constituting part of the Ixsys Technology; provided, however, that (i) the initial minimum annual royalty payments under this section will be prorated from the Effective Date until December 31, 1992; and (ii) the minimum annual royalty payments due after the initial payment on the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] or the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] shall accrue but shall not be due, with respect to each part of the technology, until the date such part of the technology has been actually reduced to practice. For purposes of this Section 7.5.1. "reduced to practice" shall mean the achievement of (a) objective 1 or 2 on Schedule 1.6 with respect to the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION], and (b) objective 3 on
Schedule 1.6 with respect to the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]. If at the end of the Collaborative Project Period either the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] or the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] has not been actually reduced to practice by Biosite, Ixsys shall reimburse Biosite for that portion of the initial minimum annual royalty payments made under this section which relates to any such technology not actually reduced to practice.

                             7.5.2 Minimum royalties paid under Section 7.5.1.
shall be creditable against all royalties shown to have accrued by each royalty report provided for under Section 7.3 above during such calendar year.

                  7.6 Duration of Royalty Obligations. Royalty obligations shall continue during the Royalty Period, after which each party's license granted hereunder shall become a fully paid-up, irrevocable license.

                  7.7 Audits. Upon the written request of Ixsys, Biosite shall permit an accounting firm selected by Ixsys and reasonably acceptable to Biosite to have access, up to twice per year, during normal business hours to such of the records of

Biosite as may be reasonably necessary to verify the accuracy of the royalty reports hereunder. If such audit concludes that additional royalties were owed during such period, Biosite shall pay the additional royalties within thirty
(30) days of the date Ixsys delivers to Biosite such accounting firm's written report. The fees charged by such accounting firm shall be paid by Ixsys; provided, however, if the audit discloses that the royalties payable by Biosite for the audited period are more than one hundred ten percent (110%) of the royalties actually paid for such period, then Biosite shall pay the reasonable fees and expenses of such audit. Biosite shall include in each sublicense granted pursuant to the Agreement a provision requiring the sublicensee to make reports to Biosite, to keep and maintain records of sales and to grant access to such records by Ixsys' accounting firm to the same extent required of Biosite under the Agreement.


         8. License Issue Fee Payments. In consideration for the licenses granted to Biosite under the Agreement, Biosite shall pay to Ixsys, on or before the Effective Date, license issue fees in the amount of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] in connection with the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] constituting part of the Ixsys Technology, and [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] in connection with the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] constituting part of the Ixsys Technology.

         9.       Confidentiality.


                  9.1 Confidential Information. During the term of the Agreement, and for a period of ten (10) years following the expiration or earlier termination hereof, each party shall maintain in confidence all information (including samples) disclosed by the other party hereto, and shall not use, disclose or grant the use of such information except on a need-to-know basis to those affiliates, employees, permitted licensees, permitted assignees and agents, consultants, clinical investigators or contractors, to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly authorized by the Agreement. To the extent that disclosure is authorized by the Agreement, prior to disclosure, each party hereto shall obtain agreement of any such person or entity to hold in confidence and not make use of such information for any purpose other than those permitted by the Agreement. Each party shall use at least the same standard of care customarily used by companies engaged in the research, development and manufacture of biopharmaceutical products to protect its own trade secrets or proprietary information to ensure that its affiliates, employees, permitted licensees, permitted assignees and agents, consultants, clinical investigators and contractors do not disclose or make any unauthorized use of information of the other party hereto except as permitted by the Agreement. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party's information.

                  9.2 Permitted Disclosures. The confidentiality obligations contained in Section 9.1 above shall not apply to the extent that (a) any receiving party (the "Recipient") is required to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, (b) the Recipient is required to disclose information to any governmental agency for purposes of obtaining approval to test or market a Product, or (c) the Recipient can demonstrate that (i) the disclosed information was public knowledge at the time of such disclosure by the Recipient, or thereafter became public knowledge, other than as a result of actions of the Recipient, its affiliates, employees, permitted licensees, permitted assignees and agents, consultants, clinical investigators or contractors in violation hereof; (ii) the disclosed information was rightfully known by the Recipient, its affiliates or permitted licensees (as shown by its written records) prior to the date of disclosure to the Recipient by the other party hereunder; or (iii) the disclosed information was received by the Recipient or its affiliates or permitted licensees on an unrestricted basis from a source unrelated to any party to the Agreement and not under a duty of confidentiality to the other party.

         10.      Warranties and Representations.

                  10.1 By Ixsys. Ixsys warrants and represents to Biosite as follows:

                             10.1.1 It is a corporation duly organized, validly
existing, and in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own its assets and carry on its business as presently conducted and to enter into and perform its obligations under the Agreement, including the Schedules hereto.

                             10.1.2 The execution, delivery and performance by
it of the Agreement, including the Schedules attached hereto, have been duly authorized by all necessary corporate action on its part, do not require further approvals or consents of its stockholders or governing body, and will not contravene any applicable law, government rule, regulation or order binding on it, or contravene its charter, certificate of incorporation, bylaws, or other constituent documents or contravene the provisions of, or constitute a default under, violation of, or conflict with, or result in the creation of any lien upon any of its property under, any agreement or other instrument to which it is a party or by which it or any of its properties is or may be bound or affected.

                             10.1.3 The Agreement, including the Schedules
attached hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws in effect from time to time that affect creditors' rights generally and by principles of equity.

                             10.1.4 As of the date of the Agreement, Schedule
1.12 is a complete list of all United States and foreign patent applications and issued patents relating to Ixsys Technology. This schedule will be updated as necessary to reflect additional filings and issuances.

                  10.2 By Biosite. Biosite warrants and represents to Ixsys as follows:

                             10.2.1 It is a corporation duly organized, validly
existing, and in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own its assets and carry on its business as presently conducted and to enter into and perform its obligations under the Agreement, including the Schedules hereto.

                             10.2.2 The execution, delivery and performance
by it of the Agreement, including the Schedules attached hereto, have been duly authorized by all necessary corporate action on its part, do not require further approvals or consents of its stockholders or governing body, and will not contravene any applicable law, government rule, regulation or order binding on it, or contravene its charter, certificate of incorporation, bylaws, or other constituent documents or contravene the provisions of, or constitute a default under, violation of, or conflict with, or result in the creation of any lien upon any of its property under, any agreement or other instrument to which it is a party or by which it or any of its properties is or may be bound or affected.

                             10.2.3 The Agreement, including the Schedules
attached hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws in effect from time to time that affect creditors' rights generally and by principles of equity.

                  10.3 DISCLAIMER OF WARRANTIES. NOTHING IN THE AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE, OR

WARRANTY GIVEN, BY EITHER IXSYS OR BIOSITE THAT ANY PATENT WILL ISSUE BASED UPON ANY PENDING PATENT APPLICATION WITHIN THE PATENT RIGHTS, THAT ANY PATENT WITHIN THE PATENT RIGHTS WHICH ISSUES WILL BE VALID, OR THAT THE USE OF ANY LICENSE GRANTED HEREUNDER OR THAT THE USE OF ANY PATENT RIGHTS WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY OTHER PERSON OR ENTITY. EACH OF IXSYS AND BIOSITE DISCLAIMS ALL WARRANTIES WHATSOEVER WITH RESPECT TO THE OWNERSHIP OF THE PROCESSES, TECHNIQUES, METHODS, MATERIALS OR TECHNOLOGY USED TO MAKE AND USE THE BIOSITE ANTIBODIES OR COLLABORATIVE BIOSITE ANTIBODIES, EITHER EXPRESS OR IMPLIED, AND ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS OF THE ANTIBODIES FOR A PARTICULAR PURPOSE.

         11.      Term and Termination.


                  11.1 Expiration. Unless terminated earlier pursuant to Section
11.2 below, the Agreement shall expire on the expiration of Biosite's obligations to pay royalties under the Agreement.



                  11.2 Termination. The Agreement may be terminated by either party upon or after the breach of any material provision of the Agreement by the other party, if the breaching party has not cured such breach within ninety (90) days after notice thereof by the other party.


                  11.3 Effect of Termination. Expiration or termination of the Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Section 6 shall survive the expiration of the Agreement. The provisions of Sections 4, 9, 12 and 15.7, as well as any rights of Ixsys or Biosite arising out of a breach by the other of any obligations hereunder, shall survive the expiration or earlier termination of the Agreement.

         12. Indemnification. Each party shall indemnify, defend and hold the other party, its affiliates and sublicensees harmless, and hereby forever releases and discharges the other party, its affiliates and sublicensees, from and against all claims, demands, liabilities, damages and expenses, including attorneys' fees and costs arising out of the negligence, recklessness or intentional acts or omissions of the indemnifying party, its affiliates or sublicensees in connection with the work performed by such party during the Collaborative Project or the development, manufacture, sale or use of Biosite Antibodies or Products by such party.

         13. Notices. Any consent, notice or report required or permitted to be given or made under the Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, U.S. first class mail or courier), U.S. first class mail or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in the Agreement) shall be effective upon receipt by the addressee.

         Biosite:            Biosite Diagnostics Incorporated
                             11030 Roselle Street, Suite D
                             San Diego, CA 92121
                             Attention: Kim D. Blickenstaff

         Ixsys:              Ixsys, Inc.
                             3550 General Atomics Court, Suite L-103
                             San Diego, CA 92121
                             Attention: Michael J. Hanifin

         With a copy to:

                            Pillsbury Madison & Sutro
                            235 Montgomery Street, 15th Floor
                            San Francisco, CA 94104
                            Attention: Thomas E. Sparks, Jr.

         14. Bankruptcy. All rights and licenses granted under or pursuant to the Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the Bankruptcy Code. Each of the parties, as a licensee of certain rights under the Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

         15.      Miscellaneous.

                  15.1 Limited License. Nothing herein shall be construed as a license to a party of any patents or patent applications held by the other party unless otherwise specifically set forth herein.

                  15.2 Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of California.


                  15.3 Assignment. Neither Biosite nor Ixsys shall assign its rights or obligations under the Agreement without the prior written consent of the other party hereto; provided, however, that either Biosite or Ixsys may, without such consent, assign the Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under the Agreement.


                  15.4 Waivers and Amendments. No change,
modification, extension, termination or waiver of the Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

                  15.5 Entire Agreement. The Agreement embodies the entire understanding between the parties and supersedes any prior understanding and agreements between and among them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of the Agreement which are not fully expressed herein.

                  15.6 Force Majeure. In the event of a delay caused by inclement weather, fire, flood, strike or other labor dispute, act of God, act of governmental officials or agencies, or any other cause beyond the control of Ixsys or Biosite, Ixsys or Biosite, as the case may be, shall be excused from performance hereunder for the period of time attributable to such delay, which may extend beyond the time lost due to one or more of the causes mentioned above.

                  15.7 Arbitration. Any disputes arising between the parties relating to, arising out of or in any way connected with the Agreement or any term or condition hereof, or the performance by either party of its obligations hereunder, whether before or after termination of the Agreement, shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. The party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. Any arbitration hereunder shall be conducted under the rules of the American Arbitration Association. Each such arbitration shall be conducted by a panel of three arbitrators appointed in accordance with such rules. Any such arbitration shall be held in San Diego, California. The arbitrators shall have the authority to grant specific performance, and to allocate between the parties the costs of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

                  15.8 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused the Agreement to be duly executed as of the day and year written below.

BIOSITE DIAGNOSTICS                                 IXSYS, INC.
INCORPORATED

By /s/ Gunars E. Valkirs                            By  /s/ Michael J. Hanifen
   -----------------------------                        ------------------------
Title V.P. Research and                             Title  V.P. Business
      -----------------                                    --------------
         Development 7/1/92                                  Development 7/1/92
         ------------------                                  ------------------

                                  Schedule 1.4A

                               Biosite Technology

1. Threshold immunoassay methods described in U.S. Patent No. 5,028,535 and related Continuations in Part.

2.                [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY
                  WITH THE COMMISSION]

3.                [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY
                  WITH THE COMMISSION]

                                  Schedule 1.4B

                    Specific Chemical Modifications Excluded

[CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE
COMMISSION]

Specific derivatives and conjugates as disclosed in the following patent applications:

Derivatives of other specific compounds and their conjugates synthesized by Biosite which are useful as antibody targets for the development and use of commercial in vitro diagnostic immunoassays for those specific compounds and their conjugates; but other than derivatives of compounds for use in Ixsys Technology and Ixsys Improvements as antibody targets for: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] and (iii) antibodies for use in Ixsys Technology and Ixsys Improvements as agreed upon by Biosite and Ixsys.

Hybridomas and other cells producing antibodies that specifically react with any of the above derivatives and conjugates.

                                  Schedule 1.6


                               Biosite Objectives

1.      [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE
        COMMISSION]

2.      [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE
        COMMISSION]

3.      [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE
        COMMISSION]

        [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE
        COMMISSION]

                                Ixsys Objectives

4.      Develop expertise in antibody purification and characterization.

5. Develop expertise in technology for hapten and/or protein conjugation to other proteins, including protein chemistry.

6. Develop expertise in the development of reagents for use in antibody screening and analysis.

                                Joint Objectives

7.      [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE
        COMMISSION]

8.      [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE
        COMMISSION]

9.      [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE
        COMMISSION]

                                  Schedule 1.12


  DOCKET                                         SERIAL NO.         DATE FILED
  NUMBER       TITLE            INVENTOR        (PATENT NO.)         (ISSUED)
 --------     -------          ----------      --------------      ------------
    [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]

 P31 8699     METHODS OF          HUSE             573,648            8/24/90
              SYNTHESIZING
              OLIGONUCLEOTIDES
              WITH RANDOM
              CONDONS
              _______


[CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]